                                                                Exhibit 10(i)

            INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC. (ILTS)

                                       AND

                                PASCAL & COMPANY



                            CONTRACT NUMBER:     6193
                               SERVICES AND SUPPLY
                        STANDARD AGREEMENT AND SCHEDULES


                                    Contents


Purchase Agreement


Schedule 1    Terms and Conditions, Prices and Payment Schedule

Schedule 2    Project Schedule

Schedule 3    Hardware Products to be Delivered by Supplier

Schedule 4    Software Products to be Delivered by Supplier

Schedule 5    Services to be Delivered by Supplier

Schedule 6    Change Control Procedure

Schedule 7    Software Support Agreement
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Services and Supply Agreement
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                                  Pascal & Company Services and Supply Agreement
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                                                   Services and Supply Agreement
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                          SERVICES AND SUPPLY AGREEMENT


This Agreement dated August 3, 1995 is entered into between International Lottery & Totalizator Systems, Inc., a California corporation, United States of America (herein referred to as "Supplier") and Pascal & Company (herein referred to as "Customer").

Attached hereto and made part of this Agreement are the following Schedules:

Schedule 1    Terms and Conditions Schedule

Schedule 2    Project Schedule

Schedule 3    Hardware Products to be Delivered by Supplier

Schedule 4    Software Products to be Delivered by Supplier

Schedule 5    Services to be Delivered by Supplier

Schedule 6    Change Control Procedure

Schedule 7    Software Support Agreement


1.0 PURCHASE AND SALE OF DELIVERABLES. Supplier agrees to provide the Deliverables as described in Schedules 3, 4 and 5. The payment terms shall be as set forth in Schedule 1 and the timetable for the delivery, installation and acceptance of the Deliverables shall be as set forth in Schedule 2.

2.0 INDEMNITIES AND LIMITS ON SUPPLIER'S LIABILITY. Customer hereby indemnifies and holds harmless and shall keep Supplier indemnified and held harmless to the extent permitted under existing law, from and against all damages, costs, actions, claims and demands whatsoever, including reasonable legal fees, which may be recovered or made against Supplier by any person including members of the public, for any injury they may sustain while in or upon any building or structure or any part thereof or any other location in which the Deliverables or any part thereof is installed or from which it is operated or in connection with Customer's use or operation of the Deliverables or any part thereof or any act or omission of Customer or its employees or agents unless the injury is caused by Supplier or Supplier's employees willful or negligent act or omission, provided that, this indemnity shall not extend to any injury suffered by Supplier's staff or members of the public in space occupied by the supplier, which shall be covered by insurance arranged by Supplier at its cost.

2.1 Customer acknowledges that the Deliverables may contain magnetic memories or other devices in which

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Services and Supply Agreement
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         substantial data may be accumulated. Supplier shall not become liable to Customer or anyone else if any such data is lost or rendered inaccurate, unless caused by gross negligence or intentional misconduct, omission or breach of contract. Supplier shall not be liable to Customer or any other person for any act, omission, occurrence or event causing loss, damage or injury to person or property in connection with Supplier's obligations under this Agreement, or its exercise of any rights or privileges hereunder, unless caused by gross negligence, intentional misconduct, omission or breach of contract of Supplier. In no event, whether in contract, warranty, tort (including negligence), or otherwise, shall Supplier be liable to Customer or any other person for indirect, incidental, special or consequential damages including, but not limited to, loss of actual or anticipated profits or revenues, loss of use of products, loss of data, cost of capital, cost of substitute products, facilities or services, downtime costs, or claims of Customer for such damages in connection with providing or failing to provide the Deliverables or arising out of the use of the Deliverables.

2.2 Supplier's liability to Customer for any cause whatsoever shall be limited to five million U.S. Dollars ($5,000,000). This limitation will apply regardless of the form of action, whether contract or tort, including without limitation negligence. The foregoing limitation does not apply to damages resulting from personal injury caused by Supplier's negligence.

2.3 Any action against Supplier must be brought within twelve (12) months after the cause of action arises.

3.0 PATENTS AND COPYRIGHT. If any action or proceeding is brought against Customer for alleged infringement of any letter patent by the Deliverables or any part thereof or if any allegation of copyright infringement is made and if Customer gives Supplier notice without undue delay in writing of any such allegations of infringement or of the institution of any such action or proceeding and permits Supplier to answer the allegation and to defend the action or proceeding and also if Customer gives Supplier all information, reasonable assistance and authority required for those purposes and does not by any action (including any admission or acknowledgment) or omission prejudice the conduct of such defense then:

         1. Supplier will at its own election either effect any settlement or compromise which it deems reasonable or at its own expense defend any such action or proceeding, and

         2. Supplier will pay the amount of any settlement or compromise effected by Supplier including all damages and costs including any reasonable Customer legal fees awarded against Supplier and/or Customer in any such action or proceeding, and

         3. If the Deliverables or any part thereof is in such action or proceeding held to constitute infringement and

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                                                   Services and Supply Agreement
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             is the subject of an injunction restraining its use or any order providing for its delivery or destruction, Supplier shall at its own election and expense either:

         a) procure for Customer the right to retain and continue to use the Deliverables or part thereof; or
         b) modify the Deliverables or part thereof so that it becomes non-infringing.

3.1 Supplier shall not be under any of the obligations specified pursuant to subsection 3.0 above in either of the following events:

         1. any infringement which is based upon the use of the Deliverables or part thereof in combination with equipment or other devices not made or supplied by Supplier or in any manner for which the Deliverables or part thereof was not supplied unless consented to by the Supplier; or

         2. Customer enters into any compromise or settlement in respect of any such action or proceeding without Supplier's prior written consent.

4.0 CONFIDENTIAL INFORMATION. Customer acknowledges that information relating to the technical and operational aspects of the Deliverables is confidential to Supplier. Subject to Grant of License, Schedule 1, Customer shall not, and shall take all reasonable steps to insure that its employees and agents do not, without the prior written consent of Supplier, divulge any information relating to technical or operational aspects of the Deliverables or the terms of this Agreement to any third party except as required by law during the term of this agreement, during any renewal or renewals thereof and for a period thereafter of 10 years.

4.1 Supplier acknowledges that Customer's system is confidential to Customer and that any disclosure thereof could not be rectified. Supplier shall not, and shall take all reasonable steps to insure that its employees and agents do not, without the prior written consent of Customer, divulge any information relating to Customer's system or the terms of this Agreement to any third party except as required by law during the term of this Agreement, during any renewal or renewals thereof and for a period thereafter of 10 years.

5.0      Upon delivery of the deliverables Customer:

         1. will comply with all laws relating in any way to the use, operation or maintenance of the Deliverables;
         2. will grant Supplier the right to inspect the Deliverables at any reasonable time upon due notice; and the Customer shall have the right for such inspection of trade deliverables for which Customer does not have possession and which are in the custody of the Customer;

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Pascal & Company Services and Supply Agreement
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Services and Supply Agreement
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         3.  shall not make any alterations, additions, modifications or improvements to the Deliverables without the prior written consent of Supplier.

6.0 FORCE MAJEURE. Neither party shall be responsible to the other for not fulfilling its obligations under this Agreement for the period which this is not feasible due to or circumstances beyond the reasonable control of either party including, without limiting the generality of the foregoing, acts of God, war, sabotage, riot, insurrection, civil commotion, change in legislation, regulation, decree or other legally enforceable order or pursuant to stated policy of any government, governmental or other competent authority (including any court of competent jurisdiction), strike action (whether or not involving employees of the party concerned), union bans or lock-outs.

6.1 If a party is or reasonably expects to be prevented from performing any of its obligations under this Agreement as a result of Force Majeure it shall, promptly after having knowledge of the act, event or cause constituting Force Majeure, give to the other party notice of the nature of the Force Majeure and likely duration of the disability resulting therefrom and shall further notify the other party forthwith upon cessation of that disability.

6.2 Any party notifying Force Majeure shall use reasonable endeavors to overcome that Force Majeure or remedy the disability resulting therefrom as promptly as possible, provided always that party shall not be required hereby to settle any labor dispute on terms contrary to its wishes nor to test the validity of any law, regulation, decree or order by way of legal proceedings.

6.3 In the event that Force Majeure shall subsist for a period in excess of one hundred eighty (180) days the parties agree that there is a mutual termination of the agreement without prejudice to either parties rights and remedies under this agreement or by law.

7.0 TERM OF THE AGREEMENT. The term of the Agreement expires on 31 May 2005, unless extended by a subsequent mutual Agreement. Supplier to submit draft extension agreement to Customer no later than 31 December 2003.

7.1 TERMINATION. Should either party, at any time before acceptance of all Deliverables cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, admit in writing its inability to pay its debts as they mature, suffer or permit the appointment of a receiver for its business or assets, or have an order for winding-up made against it, or fail to perform any of its material obligations hereunder for a period of ninety (90) days after written notice by the other party

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                                  Pascal & Company Services and Supply Agreement
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                                                   Services and Supply Agreement
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         requiring performance save that the ninety (90) days period shall not apply where a different period has been expressly dictated by the terms of this Agreement or where the failure to perform is incapable of remedy, such party shall be considered as having committed a material breach of this Agreement and the other party may at any time (or immediately in the case of a breach which in incapable of remedy) terminate this Agreement without prejudice to it's rights and remedies under this Agreement or at law.



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Pascal & Company Services and Supply Agreement
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Services and Supply Agreement
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8.0      ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and supersedes in its entirety all previous understandings, agreements, and representations between the parties oral or written with respect to the subject matter hereof. This Agreement may not be amended or modified except by an instrument in writing duly executed on behalf of the parties. Any waiver of any breach of this Agreement shall be limited to the particular instance and shall not operate or be deemed to waive any future breach. Any representation or statement not contained in this Agreement shall not be binding upon Supplier as a warranty or otherwise.

9.0 ASSIGNMENT. Neither Supplier nor Customer may assign either its rights or its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

10.0 LEGAL FEES. If any action at law or in equity, including any action for declaratory relief, is brought to enforce or to interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable legal fees and costs, which may be set by the tribunal in the same proceeding or action, or in a separate proceeding or action brought for that purpose, in addition to any other relief to which it may be entitled.

11.0 GOVERNING LAW. The governing law of this Agreement shall be the law of England and Wales. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this clause.

         The tribunal shall comprise three arbitrators, two of them to be nominated (one each) by the respective parties. The place of arbitration shall be London. The language of arbitration shall be English.

12.      NOTIFICATION NAMES AND ADDRESSES
         Any notice of legal action to be given hereunder by either party to the other may be effected by personal delivery in writing or by facsimile or by registered or certified mail, postage prepaid, return receipt requested. Mailed notices shall be addressed to the parties at their addresses as follows, but each party may change its address by written notice in accordance with this agreement.

Customer:

Name:             Pascal & Company

Address:          119 Horseley Fields
                  Wolverhampton, WVA  3DG
                  United Kingdom

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                                  Pascal & Company Services and Supply Agreement
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                                                   Services and Supply Agreement
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Telephone:        1902-455-633
Fax:              1902-453-939


Contact(s):       Administrator:  Howard Kerbel
                  Financial:  Paul Startin
                  Technical Management:  David Griffiths
Delivery Address:  same



Supplier
Name:             International Lottery & Totalizator Systems, Inc.
Address:          2131 Faraday Avenue
                  carlsbad, CA 92008
                  USA
Telephone:        619-931-4000
Fax:              619-931-1789
Contact(s):       Sales:
                  Account Manager:  Dale Rostamo
                  Financial:  William Hainke


Project Name:  NHS Lotto
Contract Date:  1 June 1995
Delivery Date:  18 September 1995


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Pascal & Company Services and Supply Agreement
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Services and Supply Agreement
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 Pascal & Company              International Lottery & Totalizator Systems, Inc.
 119 Horseley Fields,          2131 Faraday Avenue
 Wolverhampton, WV1 3DG        Carlsbad, California  92008
 United Kingdom                United States of America



-------------------------      -------------------------
 CUSTOMER                      SUPPLIER


  /s/ Jim Holmes                /s/ Frederick A. Brunn
-------------------------      -------------------------
 Signed                        Signed

  Director                      President
-------------------------      -------------------------
 Title                         Title

                                8/3/95
-------------------------      -------------------------
 Date                          Date




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                                  Pascal & Company Services and Supply Agreement
Page 8            Customer:________     Supplier:________         March 25, 1997

                                                                      SCHEDULE 1
                                            TERMS & CONDITIONS, PRICES & PAYMENT

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------



 1.1   Terms and Conditions............................................        1
       1.1.1  Prices and Fees..........................................        1
              1.1.1.1  Prices, Fees and Other Charges..................        1
              1.1.1.2  Taxes...........................................        1
              1.1.1.3  Delivery........................................        1
              1.1.1.4  Payment.........................................        1
              1.1.1.5  Non-Hire of Employees...........................        2
       1.1.2  Warranty.................................................        2
              1.1.2.1  Supplier Software Products......................        2
              1.1.2.2  Limitation of Warranty..........................        2
              1.1.2.3  Service Warranty................................        3
              1.1.2.4  Liabilities and Remedies........................        3
       1.1.3  Software License.........................................        3
              1.1.3.1  Grant of Software License ......................        3
              1.1.3.2  Standard License Terms .........................        3
              1.1.3.3  License Termination ............................        4
       1.1.4  Fee Summary..............................................        5
 1.2   Hardware Deliverables...........................................        5
 1.3   Services Deliverables...........................................        6
       1.3.1  Publication Services.....................................        6
              1.3.1.1  Ticket Design Services..........................        6
              1.3.1.2  Individual Services Prices for 1995.............        6
 1.4   Software deliverables...........................................        7

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Pascal & Company Services and Supply Agreement                        Schedule 1
March 25, 1997          Customer:_________        Supplier:________     Page 1-i
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Schedule 1                        Pascal & Company Services and Supply Agreement
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1                                       TERMS AND CONDITIONS, PRICES AND PAYMENT
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1.1        TERMS AND CONDITIONS

1.1.1      PRICES AND FEES

1.1.1.1    PRICES, FEES AND OTHER CHARGES

           Prices and fees for Products and Services are specified herein.

1.1.1.2    TAXES

           Fees are exclusive of and Customer is responsible for all applicable taxes, duties, assessments and value added tax (VAT) on the sale, license or use of Products or on the provision of Services.

1.1.1.3    DELIVERY

           Products will be delivered Free Carrier (FCA according to Incoterms 1990) Supplier's facilities. Customer will be responsible for constructed transportation charges, and for insurance at rates in effect at the time of this agreement. Customer may elect to provide its own insurance by providing specific written notice to Supplier. Supplier will use Supplier's own freight forwarder; however, upon request from Customer the Supplier can use one specified by Customer and attach a 3% special handling fee to the transportation charges.

1.1.1.4    PAYMENT

           Customer shall provide Supplier with a report from the on-line system which specifies gross sales for the week and the average sales per the average number of on-line terminals for the same period. The report shall be provided no later than one day following each draw. Gross sales shall mean all sales minus cancellations.

           Based upon the report an invoice will be transmitted to the Customer by facsimile on the date shown on the invoice and this is defined as the date of invoice. Upon special request the original of the invoice can be mailed to the Customer for backup or for required business practice. Customer invoice facsimile, number and postal address to be sent to are:

           Payment for Products is due thirty (30) days from the date of invoice. Payments for services and/or fees for which no "delivery" of Products is involved is due upon date of invoice. Payment shall be made by wire transfer to:

           Totalizator Systems (U.K.) Ltd.,
           c/o Midland Bank PLC
           Corporate Branch, High Street
           Uxbridge, Middlesex UB8 1BY
           Account No. 51294040
           Sort Code 40-45-08
           Tel No. 1-895-272090
           Fax No. 1-895-232226


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Pascal & Company Services and Supply Agreement                        Schedule 1
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Terms & Conditions, Prices & Payment
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           Invoices past due thirty (30) days will bear a late charge fee at the rate of one percent (1%) per month or portion thereof accumulative. Payment is deemed to have been effected on the day when Supplier's bank account has been credited with the payment.

           All invoices are payable in United Kingdom, Pounds Sterling.

1.1.1.5    NON-HIRE OF EMPLOYEES

           In the event that the Customer hires a Supplier employee either as a contract or permanent employee during the term of this Agreement, and for a period of two years after the termination of this Agreement hereof, the Customer agrees to reimburse the Supplier for the investment in training the employee in the products and services of the Supplier in the following amounts:

                Term of Supplier Employee Employment              Amount
                ------------------------------------            --------
                Employment of 0 through 1 year                  $  43,000
                Employment of 1 through 2 years                 $  75,000
                Employment of 2 through 5 years                 $ 160,000
                Greater than 5 years                            $ 250,000

           Invoice to be generated and sent to Customer no sooner than one month after Customer hire date of Supplier Employee.

1.1.2      WARRANTY

1.1.2.1    SUPPLIER SOFTWARE PRODUCTS

           Supplier warrants to Customer that the Supplier Software Products designated as warranted will conform to the Schedule 4 Specification applicable to the Software Products at the time of contract. The warranty period for Supplier Software Products is for the term of this Agreement and any renewals thereof. The warranty period begins on the date of go-live. Supplier does not warrant that the execution of Software shall be uninterrupted or error-free.

1.1.2.2    LIMITATION OF WARRANTY

           The warranty provided in Subparagraph 1.1.2.1 are limited warranties and do not apply to:

           1. any Products, other than Supplier Software Products, which may be sold or licensed by Supplier. These Products are sold or licensed "as is", or are warranted directly to Customer by a third party, or

           2. conditions resulting from improper use of the Supplier Hardware or Software Products or operation of the Supplier Hardware outside the specified environmental conditions, or

           3. conditions resulting from causes external to the Supplier Hardware or Software Products after delivery, or

           4. conditions resulting from modifications to Supplier Hardware or Software Products other than modifications made by Supplier, or

           5. Supplier Hardware Products from which Supplier's serial numbers have been removed or mutilated.


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                                            Terms & Conditions, Prices & Payment
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              6.  Supplier Hardware Products when used with operating supplies
                  (ticket paper stock) not in accordance with Supplier specifications.

              7. Consumable products such as lamps, fuses, printheads and other expendable items.

1.1.2.3    SERVICE WARRANTY

           Supplier warrants that Services will be provided in a workmanlike manner in accordance with Schedule 5.

1.1.2.4    LIABILITIES AND REMEDIES

           Supplier's entire liability and Customer's remedies are set forth in this Paragraph, except as provided in the Agreement. These remedies are Customer's exclusive remedies and are in lieu of any other remedy at law or in equity. In all situations involving performance or non-performance Software Products furnished hereunder, Customer's remedy is if notified by Customer of the defect within the warranty period, or remedy, by Supplier in the manner specified in Schedule 1, of a non-conformance of Software during the stated warranty period. If Supplier fails to perform its warranty or service responsibilities, or if Customer has any other claim related to Deliverables purchased or licensed from Supplier, Customer shall be entitled to recover only direct damages and only up to the limits set forth in the Agreement.

1.1.3      SOFTWARE LICENSE

           Customer receives no right to use any Software Product except by a grant of a Software License by Supplier. Title to the Software Product shall remain with Supplier. These terms and conditions govern the License granted by Supplier to Customer and Customer's obligations thereunder.

1.1.3.1    GRANT OF SOFTWARE LICENSE

           Supplier grants Customer a Software License as provided below. Supplier grants no Software Licenses whatsoever, either explicitly or implicitly, except by this contract, for a Software License. Supplier grants to Customer a Software License for Software supplied by Supplier with Hardware Products or in connection with Services. Customer agrees to comply with and not deliberately modify or make inoperable any feature which is incorporated in the Software to prevent access to unlicensed Software.

1.1.3.2    STANDARD LICENSE TERMS

1.1.3.2.1  SOFTWARE EXECUTION

           Customer may execute the Software and may load, copy or transmit the Software, in whole or in part, only as necessary for execution. Customer may make archival copies of the Software as provided in the Copyright Law of the United States. Customer agrees to reproduce Supplier's copyright and all other legal notices, including but not limited to other proprietary notices and notices mandated by governmental entities, on all complete or partial copies or transmissions of the Software. Software usage may not exceed the License or the number of users for which Customer is licensed.

1.1.3.2.2  ACCESS TO SOFTWARE

           Customer may make the Software available to its employees and agents to the extent needed to exercise its License hereunder.


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Pascal & Company Services and Supply Agreement                       Schedule 1
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Terms & Conditions, Prices & Payment
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1.1.3.2.3   PERSONAL, NON-EXCLUSIVE LICENSES

            Customer's License is personal and non-exclusive, and may not be transferred without Supplier's express written consent, which consent shall not be unreasonably withheld.

1.1.3.2.4   LICENSE LIMITATION, REVERSE ENGINEERING

            Software is proprietary to Supplier. Supplier transfers no title to or ownership of any Software to Customer or to third party. Except as explicitly set forth in these terms and conditions, Customer shall not execute, use, copy or modify the Software nor disclose any part of the Software. Customer shall not decompile or reverse assemble the Software, or analyze or otherwise examine the Software, including any hardware or firmware implementation of the Software for the purpose of reverse engineering.

1.1.3.3     LICENSE TERMINATION

            Customer shall use the Software only in the ordinary course of its business as an operator. This Software License shall commence on the date that the Software is delivered to Customer and, except as set forth herein, shall terminate when Customer ceases operating the Software in Customer's system. Supplier may terminate any Licenses granted and any Software orders placed hereunder if Customer neglects or fails to perform or observe any of its obligations to Supplier hereunder, and such condition is not remedied within thirty (30) days after written notice has been given to Customer. Termination, whether by Supplier or Customer, shall apply to all versions of the Software licensed for execution hereunder. Before any termination by Customer becomes effective, and in the event of any termination by Supplier, Customer shall:

            1.  return to Supplier any License furnished by Supplier

            2. destroy all copies of all versions of the Software in Customer's possession, and

            3. remove all portions of all versions of the Software OR any adaptations made by Customer and destroy such portions and

            4. certify in writing that all copies, including all those included in Customer's adaptations, have been destroyed.

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                                            Terms & Conditions, Prices & Payment
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1.1.4      FEE SUMMARY

           AVERAGE SALES PER TERMINAL PER LOTTERY WEEK       % OF GROSS RECEIPTS
           -------------------------------------------       -------------------

           pound sterling 449 or less                                5.25%
           pound sterling 450 up to pound sterling 599               5.00%
           pound sterling 600 up to pound sterling 749               4.75%
           pound sterling 750 up to pound sterling 999               4.50%
           pound sterling 1000 up to pound sterling 1499             4.25%
           pound sterling 1500 up to pound sterling 1999             4.00%
           pound sterling 2000 or more                               3.75%

           The average sales per terminal per lottery week will be calculated by taking the summation of each day's gross sales and dividing it by each day's terminal count and dividing the total at the end of the lottery week by number of days that sales took place during the lottery week. Mathematically, this is expressed as follows:
                                                  n
           Average sales per terminal per week = sum [(SDn divided by TDn)] divided by n
                                                  1
           Where   n = the number of sales days per week
                   SDn = the gross sales for day n
                   TDn = the number of on-line terminals selling one or more
                         tickets for day n.

           The above percentage does not include supply by Supplier of playslips and ticket stock. ILTS will receive an additional 0.75% if Supplier provides these items.

1.2        HARDWARE DELIVERABLES

           Item  Product
           No.   Number             Product Description        Qty
           ---   ------             --------------------       ---

           TERMINAL PRODUCTS:
           1                        DATAMARK 9                 Total of 1000 of a combination
           2                                                   of these terminal products.
           3                        DATAMARK Flipper

           Supplier agrees to deliver up to 5000 DATAMARK terminals maximum under the same terms and conditions as the initial 1000 terminals. Add-on orders to the original 1000 DATAMARK terminals will be mutually agreed to through the use of the Change Proposal Document
           (CPD) Schedule 6 of this Agreement.

           CENTRAL SYSTEM PRODUCTS:

           As defined in Schedule 4

           Supplier agrees to provide initial installation and recurring central system maintenance that will meet minimum Digital Equipment Corporation requires for the equipment.

           COMMUNICATIONS PRODUCTS

                       Modems                             1000

           INITIAL INSTALLATION AND MAINTENANCE


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Terms & Conditions, Prices & Payment
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           Provided by Supplier refer to Schedule 5, Section 5.7







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                                            Terms & Conditions, Prices & Payment
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1.3        SERVICES DELIVERABLES

           A description of each of these services is provided in Schedule 5.

1.3.1      PUBLICATION SERVICES

           DATAMARK TERMINAL OPERATIONS MANUAL

           Price: 1 copy per 10 terminals installed are provided at no charge. Additional copies are available at $25.00 per copy.

                                             Quantity _____at $25.00 ___________
           DATAMARK QUICK REFERENCE CARD

           Price: 2 copies per terminal installed are provided at no charge. Additional copies are available at $10.00 per copy.

                                            Quantity _____ at $10.00 ___________

           CENTRAL SYSTEMS OPERATIONS MANUAL

           Price: 10 copies are provided at no charge. Additional copies are available at $35.00 per copy.

                                            Quantity _____ at $35.00 ___________

1.3.1.1    TICKET DESIGN SERVICES

           The price for this service is: no charge for the term of this Agreement for the initial layout for each ticket/coupon/betslip and $600 for each major or minor modification/change after the fourth change. This service is purchased by separate Purchase Order as this service is required. The invoice date for these services is defined as the date Supplier receives the Customer Purchase Order.


1.3.1.2    INDIVIDUAL SERVICES PRICES FOR 1995

           Services can be purchased from the Supplier on a time and material basis for activities beyond the scope of this Agreement. The invoice date for these services is defined as the date Supplier receives the Customer Purchase Order.

           Services are based on 8-hour work day, 40-hour work week, 173-hour work month and 2076 hours in a work year.

                                              Standard
           Description                        Price Per
           -----------                        ---------

           Hardware and Software
           Engineering, Training
           and Documentation                  Hour     $    140
                                              Day      $  1,120
                                              Week     $  5,040
                                              Month    $ 20,160
                                              Year     $221,760

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Terms & Conditions, Prices & Payment
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
           Account Management                 Hour     $    170
                                              Day      $  1,360
                                              Week     $  6,120
                                              Month    $ 24,480
                                              Year     $269,280

           Customer Service                   Hour     $     80
                                              Day      $    640
                                              Week     $  2,880
                                              Month    $ 11,520
                                              Year     $126,720


NOTE: SERVICES PRICES DO NOT INCLUDE TRAVEL AND PER DIEM COSTS. SUPPLIER RESERVES THE RIGHT TO MAKE CHANGES IN THESE CHARGES ANNUALLY DURING JANUARY OF EACH YEAR.


1.4        SOFTWARE DELIVERABLES

           The software systems are defined in Schedule 4 of this Agreement and will be delivered as defined. New game software will be provided by Supplier according to the procedure as defined in
           Schedule 6, Change Control Procedure at no charge to Customer up to a limit of $50,000 USD. Changes or modification to the software which have benefit only to Customer and are not related to new games will be charged to Customer according to the procedure as detailed in aforementioned Schedule 6.0.


1.5        ESCROW AGREEMENT

           As a security for Supplier's performance under this agreement, Customer and Supplier shall enter into a security agreement on or before Milestone 8, Schedule 2, whereby Supplier will provide all documentation for software products delivered as described in
           Schedule 4 as is -- to be updated -- in a sealed container, which shall be held in escrow by:

                   Data Securities International, Inc.
                   6165 Greenwich Drive, Suite 220
                   San Diego, California  92122
                   United States of America

           Also, this security agreement shall detail the circumstances when the container can be released to Customer. When released to customer pursuant to above said security agreement the software products may be used only for customer's own lottery operation and such use may require a payment of a paid-up royalty or periodic royalties to the owner of the software.


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Schedule 1                        Pascal & Company Services and Supply Agreement
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